1 June 5, 2007 Exhibit (a)(56)

Unequivocal shareholder support
—
Over 56% of shares were tendered
—
61% of non-management shareholders
—
Tender extended to June 8
th
—
Midwest calls results a “straw poll”
Midwest has unveiled updates to their strategic/restructuring plan
—
Transition will take until 2009
—
Unable to quantify impact or confirm Q2 guidance
ISS and Glass-Lewis have come out in support of AirTran
AirTran remains committed to the transaction
What Has Changed In The Past Month?
What Has Changed In The Past Month?

Offer Price Represents:
Per Share Consideration:
Premium:
Conditions:
Offer Expiration:
Financial Advisors:
(1) Premiums as of the date of original offer, October 20, 2006
AirTran’s Offer To Midwest Shareholders
AirTran’s Offer To Midwest Shareholders
$16.10 per share as of June 4, 2007
$9.00 in cash; 0.5842 shares of AAI Stock
91% to 30 Day Avg.
(1)
65% to day prior to announcement (12/12/06)
Tender of a majority of Midwest shares on fully
diluted basis.  Satisfy the provisions of the
Wisconsin Control Share Act and Wisconsin
Business Combination statute as well as
customary regulatory approval.  Poison pill
disarmed by Midwest board.
June 8, 2007
Morgan Stanley, Credit Suisse

Greater efficiencies
—
With unit costs significantly lower than current MEH levels
Increased service in both Milwaukee and Kansas City
—
Addition of at least 22 aircraft
—
Service to nearly 30 new cities
—
Additional flights in many existing routes
Over 1,100 new jobs
Estimated synergies of more than $60 million per year
AirTran’s Plan For A Combined Carrier
AirTran’s Plan For A Combined Carrier

Network
—
Highly concentrated with a single hub and extremely vulnerable
—
A regional version of a legacy airline
Fleet
—
B717 lacks national range / MD80s are inefficient
—
50 seat regional jets are a poor match for low cost competition (e.g.
Independence Air)
—
New aircraft have limited availability and are more expensive
—
B717 / MD-80 seat reconfiguration plan mimics AirTran’s approach, but at higher costs
Financial
—
Limited and inconsistent profitability to fund growth
—
Costs are still inferior to low cost rivals
Seat reconfiguration alone not enough
Smaller scale of operations and lower purchasing power
Midwest Lacks Resources To Grow Successfully
Midwest Lacks Resources To Grow Successfully

Company has been in transition since 9/11 and is again asking investors to wait until 2009 to complete the transition
Largely conceptual, with few firm details
—
Still unable to project 2007 contributions despite optimistic competition, contribution and tax assumptions
—
Significant implementation challenges
—
No discussion of costs and profits
Northwest code share will have a limited impact at best
—
Still an MOU, not an agreement
—
Significant market share gains required to achieve projections due to high city overlap and limited network connectivity (only MKE-MSP)
—
Actually limits competition in Milwaukee
—
Code share agreements add complexity and are not a path to profitability
Previously claimed AirTran strategy was flawed.  Now has unveiled a plan with a product offering closer to AirTran’s than any other airline
—
Still does not address unit cost and revenue concentration issues
MEH May 2007 Strategic Plan Update -
MEH May 2007 Strategic Plan Update -
Marginal Changes To A Survival Strategy
Marginal Changes To A Survival Strategy

6
7
8
9
10
11
(cents)
* Excludes fuel and special items
Non-Fuel Unit Costs at 652 Miles for 2006
Proposed
New Cost
Current
Cost
Despite Recent Strategic Initiatives
Despite Recent Strategic Initiatives
Costs Are Still Not Competitive
Costs Are Still Not Competitive
AAI 34%
lower
AAI 26%
lower

$1.50???
$0.95
$1.30
$1.14
>$1.70
0.00
0.50
1.00
1.50
2.00
25-Jan-07 13-Apr-07 Baird Raymond James 2008 Consensus
Revised
2007
MEH
Forecast
2007
MEH
Forecast
$1.30???
($)
Estimated
Midwest
EPS
At Least
Midwest Guidance Lowered By ±
Midwest Guidance Lowered By ±
20% Within
20% Within
Weeks Of Providing Guidance
Weeks Of Providing Guidance
“We’re probably in the strongest position we’ve ever been in from a competitive point of view in terms of low costs and good service.  And that,
I think, is the secret for success going forward.”
Tim Hoeksema, USA Today, February 28, 2007
2007
MEH
Estimate
2008
MEH
Estimate
2007
MEH
Estimate

All overtures to Midwest’s management, board, & financial advisors to expand upon the merits of the combination have been rejected out of hand
Even after Midwest shareholders agreed to tender over 56% of Midwest shares to
AirTran (over 60% of non management / board shares),  Midwest summarily dismissed and downplayed the wishes of its owners. Midwest General Counsel
Carol Skornicka was quoted as saying:
—
The tender offer's results amount to "a straw poll.”
(Milwaukee Journal
Sentinel , 5/17/07)
—
``We don't find these results to be overwhelming…The tender offer changes nothing and these results change nothing. At the end of the day, the board remains in total control over whether a transaction occurs.” (Bloomberg,
5/17/07)
Clearly, it is time to change the dynamics inside the Midwest Boardroom
The Midwest Response To The Offer
The Midwest Response To The Offer

Both ISS and Glass Lewis recommend a change to MEH directors
Glass Lewis noted:
“We find it concerning that the board continues to ignore shareholder sentiment.
Furthermore, considering that management recently lowered its full year earnings estimates, we believe that shareholders should be concerned that the board has not explored more strategic options, including, discussions with AirTran.”
ISS concluded:
“…It is arguable as to whether the company can continue as a stand alone entity, given that with the entry of low cost carriers and reemergence of network airlines the competitive pressures would increase going forward.”
“We believe that the board should engage in negotiations with AirTran regarding its offer.”
“We believe that the inclusion of three dissident nominees on Midwest’s board may help a more objective evaluation of the company’s strategic alternatives.”
Leading Governance Advisors Agree
Leading Governance Advisors Agree

An Independent Voice On Midwest’s Board
An Independent Voice On Midwest’s Board
Chairman, CEO & Founder of
Albertine Enterprises
Principal & Founder of JJ&B,
LLC Investment Bank
Executive Chairman of Global
Delta
Chairman of the Board of
Integral Systems Inc.
Director of Kadant Inc.
Vice-Chairman of the Board of
Trustees of the Virginia
Retirement System
Former President of the
American Business
Conference
Former Head of the
Presidential Aviation Safety
Commission
Current Director of Atlas Air
Worldwide Holdings
Former President & CEO of
Atlas Air Worldwide Holdings
Former President & CEO of
Trans World Airlines
Former President & CEO of
Reno Air
Former President & COO of
Midway Airlines
Advanced degrees in
Aeronautical Engineering &
Transportation Planning and
Engineering
Vice Chairman of The
University Medical Center at
Princeton University
Chairman of the Audit
Committee of The Resources
for the Future
President & CEO of DBM, Inc.
Former Senior Vice President
and Chief Administrative
Officer of Princeton University
Former Global Practice
Managing Partner for
Accenture
Former Managing Partner for
Price Waterhouse
Advanced degrees in
Aeronautical Engineering,
Former Boeing Engineer
John Albertine Jeff Erickson Charles Kalmbach

On 12/12/06, the day prior to announcement, Midwest’s stock closed at
$9.08 per share
—
30 day average prior to the date of the original 10/20/06 offer was $8.21
In the two months since announcement, the AMEX Airline Index is down 10%; On that basis, Midwest would be trading at $7.93 per share
—
Even if an index of the low cost carriers were used, Midwest would trade at $8.28
(1)
Note: (1) LCCs include Frontier, WestJet, JetBlue and Southwest.
Indicative Midwest Share Price
Midwest
10/13/07 11/29/07 12/22/06 1/12/07 1/31/07 2/16/07 3/7/07 3/23/07 4/11/07 4/27/07 5/15/07 6/4/07
6
8
10
12
14
16
($)
$13.25 Offer
$15.00 Offer
Initial Offer
$15.13
$7.93 Based
on XAL
Midwest Trading Performance Post-Offer
Midwest Trading Performance Post-Offer
Vastly Different From Its Peers
Vastly Different From Its Peers

Tender your shares by June 8
th
Contact Midwest’s Board of Directors
Send letters to Midwest’s Board / Management
Vote for the Alternate Board Slate by June 14
th
What Should Investors Do?
What Should Investors Do?

16 Appendix Appendix

Seattle Seattle
Boston Boston
Rochester Rochester
Toronto Toronto
Newark Newark
New York City New York City
Philadelphia Philadelphia
Washington, D.C. (DCA) Washington, D.C. (DCA)
Baltimore Baltimore
Washington, D.C. (IAD) Washington, D.C. (IAD)
Newport News Newport News
Raleigh/Durham
Raleigh/Durham
/Durham
Durham
Charlotte Charlotte
Charleston Charleston
Savannah Savannah
Grand Bahama Grand Bahama
Ft. Lauderdale Ft. Lauderdale
West Palm Beach West Palm Beach
Miami Miami
Minneapolis Minneapolis
Marquette Marquette
Manistee Manistee
Iron Mountain Iron Mountain
Escanaba Escanaba
Duluth Duluth
Hartford Hartford
Memphis Memphis
Ironwood Ironwood
Rhinelander Rhinelander
Appleton Appleton
Muskegon Muskegon
Bloomington Bloomington
Dayton Dayton
Cleveland Cleveland
Detroit Detroit
Buffalo Buffalo
Akron/Canton Akron/Canton
Indianapolis Indianapolis
Louisville Louisville
Richmond Richmond
St Louis St Louis
Grand Rapids Grand Rapids
Flint Flint
Green Bay Green Bay
White Plains White Plains
Newburgh Newburgh
Portland Portland
Nashville Nashville
Atlanta Atlanta
Ft. Myers Ft. Myers
Sarasota Sarasota
Tampa Tampa
Orlando Orlando
Daytona Beach Daytona Beach
Jacksonville Jacksonville
San Antonio San Antonio
Houston Houston
Dallas/Ft. Worth Dallas/Ft. Worth
Gulfport/Biloxi Gulfport/Biloxi
New Orleans New Orleans
Phoenix Phoenix
San Diego San Diego
Los Angeles Los Angeles
Las Vegas Las Vegas
Colorado Springs Colorado Springs
Denver Denver
San Francisco San Francisco
Des Moines Des Moines
Moline Moline
Omaha Omaha
Milwaukee Milwaukee
Mosinee Mosinee
Chicago Chicago
Kansas City Kansas City
Wichita Wichita
Pittsburgh Pittsburgh
Columbus Columbus
Pensacola Pensacola
AirTran
Midwest
Combined Carrier Will Have A Well Positioned Network
Combined Carrier Will Have A Well Positioned Network

1,012

634
1,460
950
860
1,066
1,524
738
1,108
Distance
164
142
136
137
146
155
117
131
161
$175
Avg. Fare
2.6%
2.7%
2.9%
3.3%
3.4%
3.7%
3.7%
4.9%
4.9%
5.0%
% of Daily Revenue
37.1% Omaha-Washington
34.6% Milwaukee-Dallas
31.9% Milwaukee-Washington
29.0% Milwaukee-Phoenix
25.7% Kansas City-Washington
22.3% Milwaukee-Boston
18.6% Milwaukee-Orlando
14.9% Milwaukee-Las Vegas
9.9% Milwaukee-New York
5.0% Kansas City-New York
Cumulative % Routes
Vulnerable to competitive changes in capacity
Likely jetBlue routes represents 16% of daily revenue
Likely Southwest routes represents 12% of daily revenue
Combined exposure is 28% of daily revenue
Midwest top 10 daily revenue markets in 2006
Midwest Airlines Revenue Remains Concentrated
Midwest Airlines Revenue Remains Concentrated